UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 30, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 28, 2015, the Board of Directors (the “Board”) of Loxo Oncology, Inc. (“Loxo”) appointed Timothy Mayleben as an independent Class I director, a member of the Compensation Committee and a member of the Nominating and Governance Committee, with a term that will expire at Loxo’s annual stockholder meeting in 2018.

Mr. Mayleben currently serves as president and chief executive officer of Esperion Therapeutics and has been a member of the board of directors of Esperion since 2010. Prior to joining Esperion, Mr. Mayleben was president, CEO and a director of Aastrom Biosciences. Previously, he was president, chief operating officer and a director of NightHawk Radiology Holdings.  Prior to joining Nighthawk, Tim was chief operating officer of the original Esperion until its acquisition by Pfizer in 2004 for $1.3 billion.  Mr. Mayleben is a board member of several life science companies, including Kaléo Pharma, Lycera Corporation, and Marinus Pharmaceuticals and an advisor to the Wolverine Venture Fund. Mr. Mayleben earned an MBA with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BBA from the University of Michigan, Ross School of Business.

Loxo issued a press release announcing Mr. Mayleben’s appointment to the Board on July 30, 2015, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: July 30, 2015	By:	/s/ Joshua H. Bilenker, M.D.
Name: Joshua H. Bilenker, M.D.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 30, 2015